Exhibit 10.78.2

FOURTH AMENDMENT OF RESTRICTED STOCK AWARD AGREEMENT

This Fourth Amendment of Restricted Stock Award Agreement is between Path 1 Network Technologies Inc. (“Path 1”) and John Zavoli (“Zavoli”) as of September 23, 2005. It amends the Restricted Stock Award Agreement between the parties dated October 23, 2003, as amended to date (the “Agreement”).

Zavoli is Path 1’s Director, Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary. This Amendment is entered into in anticipation of Zavoli’s resignation as Director, Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary and an employee.

1. A new Section 17 is added to the Agreement to read in full as follows:

17. Resignation. Notwithstanding anything in Section 3(b) or Section 16 to the contrary, in the event Zavoli resigns as Director, Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary and an employee effective September 23, 2005, 10,000 of the shares of Restricted Stock shall vest immediately on September 23, 2005, whether or not such day is within a “closed window period,” and shall thereupon become Vested Stock; and thereupon the provisions of paragraphs (a) and (b) of Section 16 shall entirely cease to be effective as to those 10,000 shares; and all the remaining 55,000 shares shall vest immediately on the Special Vest Date, whether or not such day is within a “closed window” period, and shall thereupon become Vested Stock; and thereupon the provisions of paragraphs (a) and (b) of Section 16 shall entirely cease to be effective as to those 55,000 shares; provided, that of Zavoli does not serve Path 1 as an (unpaid) consultant through the Special Vest Date, such 55,000 shares shall not vest but instead shall be forfeited. The “Special Vest Date” shall be the second business day after Path 1’s third-quarter 2005 earnings announcement.

2. The parties acknowledge that Zavoli never entered into the Rule 10b5-l stock selling plan contemplated by Section 16 of the Agreement.

3. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.

4. The parties acknowledge that they have the right to have been represented by legal counsel of their own choosing, and that Heller Ehrman LLP and Hayden Trubitt are representing Path 1 and are not representing Zavoli.

/s/ John Zavoli
JOHN ZAVOLI

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ Frederick Cary
Frederick Cary, Director and Authorized Agent